Exhibit 99.2

SEITEL, INC.

Notice of Guaranteed Delivery

for Tender of All Outstanding

11 3/4% Senior Notes due 2011

in Exchange for Registered

11 3/4% Senior Notes due 2011

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless extended (the “Expiration Date”). Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer of Seitel, Inc. (the “Issuer”) made pursuant to the prospectus dated December     , 2004 (the “Prospectus”) if the certificates for the outstanding 11 3/4% Senior Notes due 2011 (the “Outstanding Notes”) are not immediately available or if the procedure for book-entry cannot be completed on a timely basis or time will not permit the Letter of Transmittal and all required documents to reach the Issuer prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to LaSalle Bank National Association (the “Exchange Agent”) as set forth below.

The Exchange Agent for the Exchange Offer is:

LaSalle Bank National Association

By Facsimile: (312) 904-2236	By Mail (registered mail recommended), Hand or Overnight Delivery:
Confirm by Telephone: (312) 904-5619	LaSalle Bank National Association Corporate Trust Services 135 S. LaSalle Street, Suite 1960 Chicago, IL 60603 Attention: Victoria Douyon

Delivery of this instrument to an address other than as set forth above, or transmission via facsimile to a number other than as set forth above, will not constitute a valid delivery. The instructions accompanying this Notice of Guaranteed Delivery should be read carefully before the Notice of Guaranteed Delivery is completed.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned hereby tenders the Outstanding Notes listed below:

Title of Series	Certificate Number(s) (if known) of Outstanding Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered
Seitel, Inc. 11 3/4%Senior Notes due 2011

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s)	Signature(s) of Registered Holder(s) or Authorized Signatory

Address

Dated: , 200
Area Code and Telephone Number(s)

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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the tendered Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or is an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three business days following the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:
(Include Zip Code)	(Please Type or Print)

Area Code and Telephone Number:

Date: , 200

Do not send Outstanding Notes with this form. Actual surrender of Outstanding Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent’s message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address set forth herein on or prior to 5 p.m., New York City time, on the Expiration Date of the Exchange Offer. Delivery of such Notice of Guaranteed Delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery to the Exchange Agent. THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE SENT TO THE ISSUER. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes or a listed participant in DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Exchange Agent, submit herewith evidence satisfactory to the Exchange Agent of their authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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